Exhibit 10.11

Execution Version

SECOND AMENDMENT
TO LOAN, SECURITY AND GUARANTY AGREEMENT,
FIRST AMENDMENT TO PLEDGE AGREEMENT
AND CONSENT

This SECOND AMENDMENT TO LOAN, SECURITY AND GUARANTY AGREEMENT, FIRST AMENDMENT TO PLEDGE AGREEMENT AND CONSENT (this “Amendment”) is dated as of January 9, 2012 and is entered into by and among TRANSPORT CORPORATION OF AMERICA, INC., a Minnesota corporation (“TCA”), SOUTHERN CAL TRANSPORT, LLC (as successor in interest to Southern Cal Transport, Inc.), an Alabama limited liability company (“SoCal;” provided that SoCal as an Alabama corporation may be referred to herein as “SoCal Inc.” and SoCal as an Alabama limited liability company may be referred to herein as “SoCal LLC;” and further provided that all such references to SoCal Inc. and SoCal LLC are references to the same legal entity (SoCal) and any such differentiation is only nominal in nature), the other Subsidiaries of the Parent (as defined below), TCA and SoCal that are party to the Loan Agreement (as defined below) with TCA and So Cal as “Borrowers” and/or as “Guarantors,” PATRIOT HOLDING CORP., a Minnesota corporation, individually (the “Parent”) and in its capacity as a Guarantor (TCA, SoCal, the other Borrowers, Parent, and the other Guarantors are sometimes referred to herein collectively as the “Loan Parties” and individually as a “Loan Party”), the financial institutions party to the Loan Agreement as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as agent for Lenders (the “Agent”).

RECITALS:

A.                               The Loan Parties, Lenders and the Agent have entered into that certain Loan, Security and Guaranty Agreement dated as of January 12, 2011 (as amended and as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which, among other things, the Agent and the Lenders have made and may hereafter make certain loans, advances and other financial accommodations to the Borrowers.

B.                               The Loan Parties and the Agent have entered into that certain Pledge Agreement dated as of January 12, 2011 (as amended and as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), pursuant to which, among other things, each Loan Party granted a continuing security interest to the Agent, for the benefit of the Lenders, in all of such Loan Party’s then owned and thereafter acquired Pledged Collateral (as defined therein).

C.                               The Loan Parties have informed the Agent that they intend to transfer the equity interests in SoCal from the Parent to TCA and subsequently convert SoCal from an Alabama corporation to an Alabama limited liability company.

D.                               The Agent, the Lenders and the Loan Parties have agreed to amend the Loan Agreement and Pledge Agreement and provide certain consents, in each case as set forth herein, in order to reflect the transfer of the equity interests in SoCal from the Parent to TCA and the subsequent conversion of SoCal from an Alabama corporation to an Alabama limited liability company.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

AGREEMENT:

SECTION 1. DEFINITIONS. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Loan Agreement.

SECTION 2. AMENDMENTS TO THE LOAN AGREEMENT AND PLEDGE AGREEMENT AND CONSENT UNDER THE LOAN AGREEMENT. Subject to the conditions and qualifications contained herein, including but not limited to those contained in Section 3, effective as of the Amendment Effective Date (as defined below):

2.1                               The Loan Agreement, the Pledge Agreement and each other Loan Document is hereby amended to provide that each reference to “Southern Cal Transport, Inc.” and/or “SoCal” shall be deemed to be a reference to the permitted successors and assigns of Southern Cal Transport, Inc., which, for the avoidance of doubt, includes “Southern Cal Transport, LLC.”

2.2                               Schedule I to the Pledge Agreement is hereby amended and restated in its entirety as set forth on the attached Schedule I hereto.

2.3                               Notwithstanding Section 10.2.5 of the Loan Agreement, the Agent hereby consents to the conversion of SoCal from an Alabama corporation to an Alabama limited liability company.

SECTION 3. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions precedent in a manner satisfactory to Agent (the “Amendment Effective Date”):

3.1                               All representations and warranties of the Loan Parties set forth herein shall be true and correct in all material respects (or, with respect to those representations and warranties expressly limited by their terms by materiality or material adverse effect qualifications, in all respects) as of the Amendment Effective Date as if made on such date (except to extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such date).

3.2                               The Agent shall have received executed counterparts of this Amendment from the Agent, the Lenders and each of the Loan Parties.

3.3                               The Agent shall have received a reaffirmation of the Sponsor Note Documents and Sponsor Debt, including a reaffirmation and acknowledgement of the subordination contained therein, executed by the Sponsor in favor of the Agent, for the benefit of the Lenders.

3.4                               The Agent shall have received a certificate of the secretary of SoCal LLC, certifying (i) that attached copies of SoCal LLC’s Organic Documents (including the limited liability company agreement of SoCal LLC, which shall include a provision pursuant to which SoCal LLC expressly “opts-out” of Article 8 of the UCC and a provision that expressly provides that the equity interests in SoCal LLC shall not be represented by certificates; and the certificate of formation and conversion converting SoCal from an Alabama corporation to an Alabama limited liability company and the certificate of termination terminating SoCal Inc. as a legal entity, in each case with respect to the documents referred to in this clause (i), stamped as entered and effective by the Alabama probate judge and submitted to the Alabama Secretary of State, are true and complete, and in full force and effect, without amendment except as shown; (ii) that attached copies of (1) resolutions of the sole shareholder of SoCal Inc. authorizing the conversion of SoCal from an Alabama corporation to an Alabama LLC; (2) resolutions of the board of directors of the Parent authorizing the contribution of the capital stock of SoCal Inc. to TCA; (3) resolutions of the directors of TCA authorizing the acquisition and acceptance of the capital stock of SoCal Inc. from the Parent; and (4) resolutions of the sole member and manager of SoCal LLC affirming the officers of SoCal LLC, authorizing execution of this Amendment and all related agreements by SoCal LLC and reaffirming the obligations of SoCal under the Loan Documents; are, in each case, in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted by SoCal Inc, the Parent and SoCal LLC, with respect to such matters; (iii) the title, name and signature of each Person authorized to sign the Loan Documents on behalf of SoCal LLC; and (iv) that the attached copy of the certificate of good standing of SoCal Inc certified by the Secretary of State of the State of Alabama and the attached copy of the certificate of good standing of SoCal Inc certified by the Secretary of State of the State of Oklahoma are, in each case, in full force and effect and has not been amended, modified or revoked. The Agent may conclusively rely on this certificate until it is otherwise notified by SoCal in writing.

3.5                               The Agent shall have received an opinion of Alabama counsel confirming, among any other opinion reasonably requested by the Agent, (a) that the conversion of SoCal from an Alabama corporation to an Alabama limited liability company is effective and that upon such effectiveness SoCal LLC shall succeed to all obligations and liabilities of SoCal Inc. as a matter of law, with no further action required by SoCal LLC or any other counterparty to any other agreement or obligation by which SoCal Inc. or SoCal LLC is bound; (b) that, upon and after such conversion, each Loan Document will continue to be the legal, valid and binding obligation of SoCal, enforceable against SoCal in accordance with its terms, in each case, without any further action from any party thereto; (c) that upon the amendment of the UCC financing statement previously filed against SoCal Inc. to reflect SoCal LLC’s new name, the security interests granted by SoCal Inc. pursuant to the Loan Documents will remain perfected and shall provide the Agent with a continuing and perfected security interest in the Collateral described therein, without any further action from the Agent and (d) that the organizational identification number and federal income tax identification number of SoCal do not need to be amended in connection with its conversion from an Alabama corporation to an Alabama limited liability company; such opinion to be in form and substance and from such counsel reasonably satisfactory to Agent and addressed to (and permit reliance upon by) the Agent, Lenders and Issuing Bank.

3.6                               The Agent shall have received all other instruments, documents, certificates and agreements as it may reasonably request, including but not limited to copies of all filings or recordations necessary or reasonably desired to perfect its Liens in the Collateral, including but not limited to any UCC financing statements or amendments thereof and any certificates of title or amendments thereof with respect to any motor vehicles and Rolling Stock.

SECTION 4. REPRESENTATIONS, COVENANTS AND REAFFIRMATION.

4.1                               Each of the Loan Parties hereby represents and warrants to the Agent and the Lenders that as of the date hereof (1) the representations of the Loan Parties contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects (or, with respect to those representations and warranties expressly limited by their terms by materiality or material adverse effect qualifications, in all respects) as of the date hereof as if made on such date (except to extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such date); (2) no Default or Event of Default has occurred and is continuing or would result from the execution, delivery and performance of this Amendment; (3) the execution, delivery and performance by the Loan Parties of this Amendment (i) have been duly authorized by all necessary corporate and, if required, shareholder action on the part of the Loan Parties, (ii) will not violate any applicable material law or regulation or the organizational documents of any Loan Party, (iii) will not violate or result in a default under any material indenture, agreement or other instrument binding on any Loan Party or any of its assets and (iv) do not require any consent, waiver or approval of or by any Person (other than the Agent and the Lenders) which has not been obtained; (4) this Amendment constitutes the valid and legally binding obligation of the Loan Parties party hereto, enforceable against each such Loan Party in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (5) its cash management (including lock boxes) and each Deposit Account owned by it (other than Excluded Deposit Accounts) are maintained exclusively with Bank of America.

4.2                               SoCal hereby agrees and covenants (a) within 45 days of the Amendment Effective Date or such longer period agreed to by the Agent, to deliver (i) a certificate of existence of SoCal LLC, the certificate of formation and conversion converting SoCal from an Alabama corporation to an Alabama limited liability company and the certificate of termination terminating SoCal Inc. as a legal entity, in each case certified by the Alabama Secretary of State, and (ii) a certificate of good standing of SoCal LLC certified by the Alabama Department of Revenue; (b) within 7 days of SoCal’s receipt of the certificate of existence described in clause (a)(i) above or such longer period agreed to by the Agent, to deliver a certificate of name change of SoCal LLC and a good standing certificate of SoCal LLC, in each case, certified by the Oklahoma Secretary of State; (c) within 15 days of the Amendment Effective Date or such longer period agreed to by the Agent, to execute and deliver modifications to each cash management document and Deposit Account Control Agreement to which it is a party to reflect its new name; (d) within 30 days of the Amendment Effective Date or such longer period agreed to by the Agent, to deliver endorsements to SoCal’s insurance policies (including, but not limited to, any casualty policy of SoCal) naming the Agent as loss payee and proof of such insurance naming the Agent as additional insured, in each case, in form and substance reasonably satisfactory to the Agent and (e) within 30 days of the Amendment Effective Date or such longer period agreed to by the Agent, to amend any certificate of title representing motor vehicles or Rolling Stock owned by SoCal necessary in order to maintain the validity or perfection of the Agent’s liens thereon. Failure to comply with any of the foregoing shall constitute an Event of Default under and pursuant to the Loan Agreement.

4.3                               Each of the Loan Parties hereby expressly reaffirms and assumes all of its obligations and liabilities to the Agent and the Lenders as set forth in the Loan Agreement and the other Loan Documents and agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, undertakings, indemnities, grants of security interests and covenants contained in the Loan Agreement and the other Loan Documents, as such obligations and liabilities may be modified by this Amendment, as though the Loan Agreement and the other Loan Documents were being re-executed on the date hereof, except to the extent that such terms expressly relate to an earlier date. Each Loan Party hereby ratifies, confirms, affirms and again grants to the Agent, without condition, all liens and security interests in all Collateral granted to the Agent pursuant to the Loan Agreement and the other Loan Documents and such liens and security interests shall continue to secure the Obligations under the Loan Agreement as amended by this Amendment, and all extensions, renewals, refinancings, amendments or modifications of any of the foregoing. For the avoidance of doubt, (a) SoCal LLC hereby agrees to be bound as a Borrower and Guarantor party to the Loan Agreement, as a Pledgor party to the Pledge Agreement and as a party to each other Loan Document by all of the terms, covenants, agreements, and conditions set forth in the Loan Agreement, Pledge Agreement and such other Loan Document, respectively, and to make the representations and warranties under each such document when and as required to be made under such document, in each case, to the same extent that it would have been bound if it had been signatory to the Loan Agreement, Pledge Agreement and such other Loan Document on the date of such agreement; (b) SoCal LLC hereby agrees to each of the covenants applicable to the (i) Borrowers and Guarantors contained in the Loan Agreement and each other Loan Document and (ii) Pledgors contained in the Pledge Agreement; (c) SoCal LLC hereby grants and pledges to the Agent, its successors and assigns, for its own benefit and the benefit of the other Secured Parties, as security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, a continuing security interest in and Lien upon all of its Collateral (under and as defined in the Loan Agreement) and its Pledged Collateral (under and as defined in the Pledge Agreement), in each case, whether now owned or hereafter acquired, and wherever located and (d) SoCal LLC acknowledges and agrees that, together with each other Loan Party, it is jointly and severally liable for all of the Obligations under the Loan Agreement and each other Loan Document to the same extent and with the same force and effect as if SoCal LLC had originally been a Borrower and Guarantor under the Loan Agreement and had originally executed the same as a Borrower and Guarantor.

SECTION 5.GENERAL PROVISIONS.

5.1                               No Changes. Except as expressly provided in this Amendment, the terms and provisions of the Loan Agreement and each other Loan Document shall remain in full force and effect and are hereby affirmed, confirmed and ratified in all respects. This Amendment shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of the Loan Agreement or any other Loan Document, except as specifically set forth herein, (b) operate as a waiver or otherwise prejudice any right, power or remedy that Agent may now have or may have in the future under or in connection with the Loan Agreement or any other Loan Document, (c) be a waiver of any existing or future default arising out of any other failure of any Loan Party to comply with the terms of the Loan Agreement or any other Loan Document, or (d) constitute a waiver or an amendment to any provision of the Loan Agreement or any other Loan Document, in each case, except as specifically set forth herein.

5.2                               Attorney’s Fees and Costs. Each of the Loan Parties hereby jointly and severally agrees to reimburse the Agent for all of its reasonable and documented out-of-pocket legal fees and expenses incurred in the preparation and documentation of this Amendment and related documents.

5.3                               GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL; OTHER WAIVERS. (a) THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS.

(b)                            EACH LOAN PARTY HEREBY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN THE STATE OF ILLINOIS, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO THIS AMENDMENT AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH LOAN PARTY IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR IN THE LOAN AGREEMENT.

(c)                                  NOTHING HEREIN SHALL LIMIT THE RIGHT OF AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN ANY OTHER COURT, NOR LIMIT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. NOTHING IN THIS AMENDMENT SHALL BE DEEMED TO PRECLUDE ENFORCEMENT BY AGENT OF ANY JUDGMENT OR ORDER OBTAINED IN ANY FORUM OR JURISDICTION.

(d)                                 EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5.4                               Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. This Amendment may also be delivered by facsimile or electronic mail and each signature page hereto delivered by facsimile or electronic mail shall be deemed for all purposes to be an original signatory page.

5.5                               Further Assurances. Each Loan Party covenants and agrees that it will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as reasonably may be required by the Agent or any of the Lenders to effectuate fully the intent of this Amendment.

5.6                               Captions. The captions in this Amendment are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Amendment or any of the provisions hereof.

5.7                               References. On or after the Amendment Effective Date, each reference in the Loan Agreement to this “Agreement” or words of like import, and each reference in any Loan Document or any other agreement to the Loan Agreement shall, in each case, unless the context otherwise requires, be deemed to refer to the Loan Agreement as amended hereby. This

Amendment, on and after the Amendment Effective Date, shall constitute a “Loan Document” for all purposes under the Loan Agreement and the other Loan Documents.

5.8                               Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

5.9                               Successors and Assigns. This Amendment shall inure to the benefit of the Agent and the Lenders, their respective successors and assigns and be binding upon the Loan Parties, their successors and assigns.

5.10                        No Novation. Nothing herein contained shall be construed as a substitution, novation or repayment of the Loans or other Obligations outstanding under the Loan Agreement and/or any of the other Loan Documents as in effect prior to the effectiveness of this Amendment, all of which shall remain outstanding in full force and effect after the effectiveness of this Amendment.

5.11                        Pre-filing Authorization. SoCal LLC hereby authorizes (and/or ratifies) the Agent to pre-file such Uniform Commercial Code financing statements showing SoCal LLC, as debtor, and the Agent, as secured party, describing the collateral to be perfected thereby upon execution of this Agreement, as “all assets” or similar language to such effect, except for certain excluded assets described therein, in each case, in such jurisdictions as the Agent reasonably deems appropriate.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first written above.

BORROWERS AND GUARANTORS:

TRANSPORT CORPORATION OF AMERICA, INC.

By:	/s/ Mark J. Emmen
Name:	Mark J. Emmen
Title:	CFO Vice President & Secretary

TCA OF OHIO, INC.

By:	/s/ Mark J. Emmen
Name:	Mark J. Emmen
Title:	Secretary

TA LOGISTICS, INC.

By:	/s/ Mark J. Emmen
Name:	Mark J. Emmen
Title:	Secretary

FV LEASING COMPANY

By:	/s/ Mark J. Emmen
Name:	Mark J. Emmen
Title:	Secretary

SOUTHERN CAL TRANSPORT, LLC (as successor in interest to Southern Cal Transport, Inc.)

By:	/s/ Mark J. Emmen
Name:	Mark J. Emmen
Title:	CFO Vice President & Secretary

SECOND AMENDMENT TO LOAN AGREEMENT

ADWAY LEASING, LLC

By:	/s/ Mark J. Emmen
Name:	Mark J. Emmen
Title:	Vice President Secretary & Treasurer

GUARANTOR:

PATRIOT HOLDING CORP.

By:	/s/ Mark J. Emmen
Name:	Mark J. Emmen
Title:	CFO Vice President & Secretary

SECOND AMENDMENT TO LOAN AGREEMENT

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Agent and sole initial Lender

By:	/s/ Steven J. Chalmers
Title:	V.P.

SECOND AMENDMENT TO LOAN AGREEMENT

SCHEDULE I

to Pledge Agreement

Description of Pledged Interests

Pledgor	Issuer	Certificate No.	No. Shares / Interests	Percentage of Outstanding Shares	Pledged
Patriot Holding Corp.	Transport Corp. of America, Inc.	1	100 Shares	100%	Yes

Transport Corp. of America, Inc.	Southern Cal Transport, LLC	N/A	All	100%	Yes

Transport Corp. of America, Inc.	Transport International Express, Inc.	1	1,000 Shares	100%	Yes

Transport Corp. of America, Inc.	TCA of Ohio, Inc.	1	1,000 Shares	100%	Yes

Transport Corp. of America, Inc.	TA Logistics, Inc.	1	100 Shares	100%	Yes

Transport Corp of America, Inc.	FV Leasing Company	1	100 Shares	100%	Yes

Southern Cal Transport, LLC	Adway Leasing, LLC	N/A	All	100%	Yes